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                                                                   Exhibit 23(e)



                      CONSENT OF SALOMON SMITH BARNEY INC.
                      ------------------------------------

We hereby consent to the use of our name and to the description of our opinion letter under the captions "SUMMARY--Opinions of Financial Advisors" and "THE MERGER--Opinion of Financial Advisor to Parker" in, and to the inclusion of such opinion letter as Annex D to, the Proxy Statement/Prospectus of Commercial Intertech Corp., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 333-96453) of Parker-Hannifin Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             SALOMON SMITH BARNEY INC.



                                             By: /s/ Thomas J. Kichler
                                                ----------------------
                                                Thomas J. Kichler
                                                Managing Director




New York, New York
February 24, 2000